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                                                                    EXHIBIT 10.4
                                 PROMISSORY NOTE
                                 ---------------
$24,975.00                                                        June 30, 1995


                  For value received, Dennis L. Devereux ("Executive") promises to pay on demand to the order of Corinthian Schools, Inc., a Delaware corporation (the "Company"), at its offices at 1732 Reynolds Street, Irvine, CA 92714, or such other place as designated in writing by the holder hereof, the aggregate principal sum of $24,975.00. This Note was issued pursuant to and is subject to the terms of the Executive Stock Agreement, dated as of June 30, 1995, between the Company and Executive.

                  Interest shall be compounded monthly and shall accrue on the outstanding principal amount of this Note at a rate equal to the lesser of (i) 7.07% per annum or (ii) the highest rate permitted by applicable law, and shall be payable at such time as the principal of this Note becomes due and payable.

                  The amounts due under this Note are secured by a pledge of 2,500 shares of the Company's Class B Common Stock, and the payment of the principal amount and accrued interest under this Note is subject to certain offset rights under the Executive Stock Agreement and is due and payable on a pro rata basis upon any disposition of all or a portion of such shares.

                  In the event Executive fails to pay any amounts due hereunder when due, Executive shall pay to the holder hereof, in addition to such amounts due, all costs of collection, including reasonable attorneys fees.

                  Executive, or his successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the holder hereof may accept security for this Note or release security for this Note, all without in any way affecting the liability of Executive hereunder.

                  This Note shall be governed by the internal laws, not the laws of conflicts, of the State of California.


                                                 /s/ Dennis L. Devereux
                                                 -------------------------------
                                                     Dennis L. Devereux